Exhibit 4.2

EXECUTION VERSION

FIRST SUPPLEMENTAL INDENTURE

FIRST SUPPLEMENTAL INDENTURE (this “First Supplemental Indenture”), dated as of March 20, 2023, by and among Salem Media Group, Inc., a Delaware corporation (the “Issuer”), the “Guarantors” (as defined in the Indenture referred to below) and U.S. Bank Trust Company, National Association (as successor in interest to U.S. Bank National Association) as trustee (in such capacity, and not in its individual capacity, the “Trustee”) and collateral agent (in such capacity, and not in its individual capacity, the “Collateral Agent”) under the Indenture referred to below.

W I T N E S S E T H

WHEREAS, the Issuer and the Guarantors have heretofore executed and delivered to the Trustee an indenture (the “Indenture”), dated as of September 10, 2021, providing for the issuance of 7.125% Senior Secured Notes due 2028 (the “Notes”), and the Issuer previously issued $114,700,000 in aggregate principal amount of Notes (the “Initial Notes”);

WHEREAS, Section 2.17 of the Indenture provides for the issuance of Additional Notes in accordance with the limitations set forth in the Indenture;

WHEREAS, the Issuer wishes to issue an additional $44,685,000 of its 7.125% Senior Secured Notes due 2028 as Additional Notes under the Indenture;

WHEREAS, (a) pursuant to Section 4.18 of the Indenture, after the Issue Date, the Issuer is required to cause each of its Restricted Subsidiaries (subject to certain exceptions identified in Section 4.18) to guarantee the Notes and the Issuer’s other obligations under the Indenture pursuant to a supplemental indenture in accordance with Article IX of the Indenture, and to cause each such Guarantor to enter into a joinder agreement to the applicable Security Documents, and (b) pursuant to Section 6 of the Security Agreement, each Grantor, including the Issuer, is required to promptly notify the Collateral Agent of the acquisition of more than $1,000,000 of Investment Property (including Pledged Interests) and to deliver to the Collateral Agent a duly executed Pledged Interests Addendum identifying any Pledged Interests acquired after the Issue Date and to take certain other actions with respect thereto (the “Guarantee and Collateral Requirements”);

WHEREAS, after the Issue Date, the Issuer has formed each of the Subsidiaries of the Issuer identified on Schedule A hereto (each, a “New Guarantor” and, collectively, the “New Guarantors”) and desires to have each of such New Guarantors guarantee the Notes and the Issuer’s other obligations under the Indenture and to enter into a joinder agreement to the applicable Security Documents and take such other actions in accordance with the terms of the Indenture and the applicable Security Documents as are required with respect thereto;

WHERAS, the Issuer has requested, and the undersigned Purchasers have agreed to waive, any Default under the Indenture or any breach of the terms of the Security Documents arising from the Issuer’s failure to provide any notice with respect to, or to have caused the New Guarantors to have complied with, the Guarantee and Collateral Requirements, prior to the date hereof (the “Guarantor Defaults”), subject to compliance by such New Guarantors with the Guarantee and Collateral Requirements within 30 days of the date of effectiveness of this First Supplemental Indenture;

WHEREAS, in connection with the issuance of the Additional Notes and the request for a waiver of any Guarantor Defaults, the Issuer has duly authorized the execution and delivery of this First Supplemental Indenture;

WHEREAS, pursuant to Section 9.1 of the Indenture, the parties hereto are authorized to execute and deliver this First Supplemental Indenture to provide for the issuance of Additional Notes and to add the New Guarantors in accordance with the Indenture, in each case without the consent of any Holder;

WHEREAS, Section 9.2 of the Indenture provides that (a) the Indenture and the Security Documents may be amended or supplemented as it pertains to the Notes with the consent of the majority in aggregate principal amount of the outstanding Notes, voting as a single class (the “Majority of the Holders”), provided that any amendment to, or waiver of, the provisions of the Indenture or any Security Document that has the effect of modifying the Intercreditor Agreements in any manner adverse in any material respect to the Holders of the Notes will require the consent of the holders of at least 66 2⁄3% in aggregate principal amount of the Notes then outstanding voting as a single class and (b) the Majority of the Holders may, on behalf of the Holders of all of the Notes waive the Guarantor Defaults and their consequences;

WHEREAS, the amendments to the Indenture set forth in Section 3 of this First Supplemental Indenture require the consent of at least 66 2⁄3% in aggregate principal amount of the Notes then outstanding voting as a single class (“Supermajority Holders”);

WHEREAS, the Issuer has obtained the written consent to this First Supplemental Indenture, including the waiver of the Guarantor Defaults contained herein, from the Supermajority Holders (the “Requisite Consents”), which have not been validly revoked prior to the date hereof;

WHEREAS, upon execution of this First Supplemental Indenture by the parties hereto, the Holders who have delivered the Requisite Consents shall not be permitted to revoke such consents;

WHEREAS, all conditions necessary to authorize the execution and delivery of this First Supplemental Indenture and to make this First Supplemental Indenture valid and binding have been complied with or done and performed;

WHEREAS, the Trustee is indemnified pursuant to Section 7.7 of the Indenture in connection with the Trustee’s execution of this First Supplemental Indenture;

WHEREAS, pursuant to Sections 9.1, 9.2 and 9.5 of the Indenture, the Trustee is authorized to execute and deliver this First Supplemental Indenture; and

WHEREAS, the Issuer has heretofore delivered or is delivering contemporaneously herewith to the Trustee (i) a copy of the resolutions of the Board of Directors of the Issuer authorizing the execution of this First Supplemental Indenture and (ii) the Officers’ Certificate and the Opinion of Counsel described in Sections 2.17, 7.2, 9.5 and 13.4 of the Indenture.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Issuer, the Guarantors and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders as follows:

1.	CAPITALIZED TERMS. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

2.	ADDITIONAL NOTES.

2.1 Additional Notes. The Additional Notes are hereby created under, and shall be governed by, the Indenture, which Additional Notes constitute “Additional Notes” as defined in and under the Indenture and, except as set forth below, have the same terms as the Initial Notes. The Additional Notes issued pursuant to this First Supplemental Indenture will be issued on March 20, 2023 (the “Issue Date”). The Additional Notes issued pursuant to this First Supplemental Indenture and the Initial Notes will be treated as a single class for all purposes under the Indenture, including, without limitation, waivers, amendments, redemptions and other offers to purchase. Notwithstanding the foregoing, the Additional Notes issued pursuant to this First Supplemental Indenture will be issued under separate CUSIP numbers from the Initial Notes, and the Issuer will not treat the Additional Notes as issued pursuant to a “qualified reopening” of the Initial Notes for U.S. federal income tax purposes.

2.2 Aggregate Principal Amount. The aggregate principal amount of the Additional Notes issued pursuant to this First Supplemental Indenture shall be $44,685,000.

2.3 Interest Accrual. Interest on the Additional Notes will accrue from the Issue Date. The first interest payment date for the Additional Notes will be June 1, 2023.

2.4 Restricted Notes. The Additional Notes issued pursuant to this First Supplemental Indenture shall be issued as Transfer Restricted Notes and shall bear the Restricted Notes Legend regarding transfer restrictions set forth in Section 2.6(e) of the Indenture.

3.	AMENDMENTS TO INDENTURE.

3.1 Definitions. Section 1.1 of the Indenture (“Definitions”) is hereby amended by adding the following definitions, which shall be inserted in proper alpha-numeric order:

“First Supplemental Indenture” means that certain First Supplemental Indenture to this Indenture, by and among the Issuer, the Guarantors, the Trustee and the Collateral Agent, dated as of March 20, 2023.

“Specified Condition” means that the stated maturity set forth in the ABL Credit Agreement or any replacement or refinancing thereof shall have been extended to a date no earlier than March 1, 2026; provided, that (i) such extension shall apply to the full aggregate principal amount of obligations and commitments thereunder and (ii) there shall be no event (other than an Event of Default under the ABL Documents) that shall cause such stated maturity to “spring” to a date prior to such extended maturity date.”

“Specified Intercreditor Agreement Amendment” means adding the real property located at 1154-1160 N. King Street, Honolulu (Oahu), Honolulu County, HI to the definition of “Revolving Priority Real Estate Assets” set forth in the ABL Intercreditor Agreement.

3.2 Clause (x) of the second paragraph of Section 4.7 of the Indenture is hereby amended and restated in its entirety as follows:

“(x) payment of quarterly cash dividends in an amount not to exceed $1.5 million in any fiscal quarter, so long as, after giving pro forma effect thereto, the Consolidated Total Debt Ratio would be less than or equal to 2.25 to 1.00; provided, that, in the event the Consolidated Total Debt Ratio is not less than or equal to 2.25 to 1.00, $500,000 may be paid in any fiscal quarter, so long as, after giving pro forma effect thereto, the Consolidated Total Debt Ratio would be less than or equal to 3.50 to 1.00;”

3.3 Section 10.2 of the Indenture is hereby amended and restated in its entirety to read as follows:

“The Trustee and the Collateral Agent shall, and each of the Holders by holding the Notes hereby authorizes and instructs the Trustee and Collateral Agent to, (a) enter into an amendment to the Intercreditor Agreement in order to make the Specified Intercreditor Agreement Amendment (the “Intercreditor Amendment”) and (b) enter into such amendments to the Mortgage relating to the property identified in the definition of “Specified Intercreditor Agreement Amendment” as shall be reasonably requested by, and in the forms provided from, the Issuer to give effect to the Specified Intercreditor Agreement Amendment, in each case of clause (a) and (b), following satisfaction of the Specified Condition (receipt from the Issuer of an Officers’ Certificate certifying that the Specified Condition has been satisfied being sufficient evidence thereof).”

4. ADDITIONAL GUARANTORS. Each New Guarantor hereby agrees, jointly and severally with all other Guarantors, to unconditionally guarantee the Notes and the Issuer’s other obligations under the Indenture on the terms and subject to the conditions set forth in Article XII of the Indenture and to be bound by all other applicable provisions of the Indenture.

5. GUARANTOR DEFAULT WAIVER. Subject to the terms and conditions set forth in this First Supplemental Indenture, as of the date hereof, each of undersigned Purchasers, collectively constituting the Majority of the Holders, hereby waives the Guarantor Defaults (the “Waiver”). The Issuer acknowledges and agrees that the Waiver (a) is a one-time waiver, (b) is subject to compliance by the New Guarantors with the Guarantee and Collateral Requirements within 30 days of the date of effectiveness of this First Supplemental Indenture and (c) is limited to the extent specifically set forth herein. Expect as otherwise expressly set forth in this First Supplemental Indenture, no other terms, covenants or provisions of the Indenture or the Security Documents are intended pursuant to this Section 5 to (or shall) be affected hereby, all of which remain in full force and effect unaffected hereby.

6. REPRESENTATIONS AND WARRANTIES. The Issuer represents and warrants that this First Supplemental Indenture shall be effective with the consent of the Supermajority Holders. The Issuer further represents and warrants that, except with respect to the Guarantor Defaults, which are subject to the Waiver set forth herein, no Default or Event of Default shall have occurred and be continuing immediately prior to the effectiveness of this First Supplemental Indenture, nor shall a Default or Event of Default occur as a results of the transactions contemplated by this First Supplemental Indenture.

7. GOVERNING LAW. THE INTERNAL LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS FIRST SUPPLEMENTAL INDENTURE. The parties to this First Supplemental Indenture each hereby irrevocably submits to the non-exclusive jurisdiction of any New York State or federal court sitting in the Borough of Manhattan in The City of New York in any action or proceeding arising out of or relating to this First Supplemental Indenture, and all such parties hereby irrevocably agree that all claims in respect of such action or proceeding may be heard and determined in such New York State or federal court and hereby irrevocably waive, to the fullest extent that they may legally do so, the defense of an in-convenient forum to the maintenance of such action or proceeding. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS FIRST SUPPLEMENTAL INDENTURE OR THE TRANSACTIONS CONTEMPLATED HEREBY.

8. RATIFICATION, CONFIRMATION AND PRESERVATION. Except as expressly amended hereby and subject to the Waiver set forth herein, each of the Indenture and the Security Agreement continues in full force and effect and is in all respects confirmed, ratified and preserved and the provisions thereof shall be applicable to the Notes and this First Supplemental Indenture. Upon the execution and delivery of this First Supplemental Indenture by the Issuer and the Trustee, this First Supplemental Indenture shall form a part of the Indenture for all purposes, and the Issuer and the Trustee and every Holder of the Notes heretofore or hereafter authenticated and delivered shall be bound hereby. Any and all references to the “Indenture,” whether within the Indenture or in any notice, certificate or other instrument or document, shall be deemed to include a reference to this First Supplemental Indenture (whether or not made), unless the context shall otherwise require.

9. INDENTURE AND FIRST SUPPLEMENTAL INDENTURE CONSTRUED TOGETHER. This First Supplemental Indenture is an indenture supplemental to the Indenture, and the Indenture and this First Supplemental Indenture shall henceforth be read and construed together for all purposes.

10. BENEFITS OF FIRST SUPPLEMENTAL INDENTURE. Nothing in this First Supplemental Indenture, express or implied, shall give any Person other than the parties hereto and their successors and the Holders any benefit of any legal or equitable right, remedy or claim under this First Supplemental Indenture.

11. SUCCESSORS. All agreements of the parties hereto shall bind their respective successors.

12. COUNTERPARTS. The parties may sign any number of copies of this First Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

13. EFFECT OF HEADINGS. The Section headings herein are for convenience only and shall not affect the construction hereof.

14. THE TRUSTEE AND THE COLLATERAL AGENT. Neither the Trustee nor the Collateral Agent shall be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this First Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Issuer. The Trustee and the Collateral Agent are entering into this First Supplemental Indenture and, to the extent provided in accordance with the terms of the Indenture, as amended by this First Supplemental Indenture, the Intercreditor Amendment, solely in their capacity as such upon the direction of the Supermajority Holders and the Majority of the Holders (as applicable) and in reliance on the Officers’ Certificate and Opinion of Counsel delivered to the Trustee and the Collateral Agent in connection herewith. The Trustee and the Collateral Agent shall be entitled to all of the rights, privileges and immunities set forth in the Indenture and the Security Documents as though fully incorporated herein. By its acceptance of the benefits of this First Supplemental Indenture, each of the Supermajority Holders and the Majority of the Holders authorizes and directs the Trustee and the Collateral Agent (as applicable) to execute and deliver this First Supplemental Indenture, the Specified Intercreditor Agreement Amendment, the amendments to the Mortgage described in Section 3.3 hereof, such joinder documents as shall be reasonably requested in order to satisfy the Guarantee and Collateral Requirements and such other documents as shall be reasonably requested by the Issuer to accomplish the purpose of this First Supplemental Indenture.

[Signature pages follow]

IN WITNESS WHEREOF, the parties hereto have caused this First Supplemental Indenture to be duly executed and attested, all as of the date first above written.

SALEM MEDIA GROUP, INC.

By:	/s/ Christopher J. Henderson
Name: Christopher J. Henderson
Title: Executive Vice President, General Counsel and Secretary

EAGLE PRODUCTS, LLC
NEWS AGGREGATOR LLC
as Guarantors
By: SALEM COMMUNICATIONS HOLDING CORPORATION fka CARON BROADCASTING, INC.,
as Managing Member

By:	/s/ Christopher J. Henderson
Name: Christopher J. Henderson
Title: Executive Vice President, General Counsel and Secretary

INSPIRATION MEDIA OF TEXAS, LLC
SALEM MEDIA OF ILLINOIS, LLC
SALEM MEDIA OF MASSACHUSETTS, LLC
SALEM MEDIA OF NEW YORK, LLC SALEM RADIO OPERATIONS, LLC
SALEM SATELLITE MEDIA, LLC
SALEM WEB NETWORK, LLC
SCA-PALO ALTO, LLC,
as Guarantors

By:	SCA LICENSE CORPORATION,
as Managing Member

By:	/s/ Christopher J. Henderson
Name: Christopher J. Henderson
Title: Executive Vice President, General Counsel and Secretary

[Signature Page to First Supplemental Indenture]

AIR HOT, INC.
BISON MEDIA, INC.
INSPIRATION MEDIA, INC.
NEW INSPIRATION BROADCASTING COMPANY, INC.
NI ACQUISITION CORP.
REACH SATELLITE NETWORK, INC.
SALEM COMMUNICATIONS HOLDING CORPORATION
SALEM CONSUMER PRODUCTS, INC.
SALEM MEDIA OF COLORADO, INC. SALEM MEDIA OF HAWAII, INC.
SALEM MEDIA OF OHIO, INC.
SALEM MEDIA OF OREGON, INC.
SALEM MEDIA OF TEXAS, INC.
SALEM MEDIA REPRESENTATIVES, INC.
SALEM RADIO NETWORK INCORPORATED SALEM RADIO PROPERTIES, INC.
SCA LICENSE CORPORATION
SRN NEWS NETWORK, INC.
SRN STORE, INC.,
as Guarantors

By:	/s/ Christopher J. Henderson
Name:	Christopher J. Henderson
Title:	Executive Vice President, General Counsel and Secretary

[Signature Page to First Supplemental Indenture]

NEW GUARANTORS

SALEM NEWS, INC.,
SALEM MANAGEMENT SERVICES, INC.,
as Guarantors

By:	/s/ Christopher J. Henderson
	Name:	Christopher J. Henderson
	Title:	Executive Vice President, General Counsel and Secretary

HISPANOS COMMUNICATIONS, LLC,
as a Guarantor

By:		SALEM MEDIA GROUP, INC.
as Managing Member

By:	/s/ Christopher J. Henderson
	Name:	Christopher J. Henderson
	Title:	Executive Vice President, General Counsel and Secretary

[Signature Page to First Supplemental Indenture]

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION, as Trustee and Collateral Agent

By:	/s/ Lauren Costales
Name:	Lauren Costales
Title:	Vice President

[Signature Page to First Supplemental Indenture]

Schedule A

New Guarantors

Salem News, Inc., a Texas corporation

Hispanos Communications, LLC, a Delaware limited liability company

Salem Management Services, Inc., a Delaware corporation